                           OFFER TO PURCHASE FOR CASH
                       22,562,135 SHARES OF COMMON STOCK
                                       OF
                            ESSEX INTERNATIONAL INC.
                                       AT
                              $32.00 NET PER SHARE
                                       BY
                             SUT ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                             SUPERIOR TELECOM INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
           TIME, ON NOVEMBER 25, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                October 28, 1998

To Our Clients:

    Enclosed for your consideration are an Offer to Purchase, dated October 28, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by SUT Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware ("Purchaser") and a wholly owned subsidiary of Superior TeleCom Inc., a Delaware corporation ("Parent"), to purchase up to 22,562,135 shares of common stock, par value $0.01 per share (the "Shares"), of Essex International Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), at a price of $32.00 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is made in connection with the Agreement and Plan of Merger, dated as of October 21, 1998 (the "Merger Agreement"), among Parent, Purchaser and the Company. Holders of Shares whose certificates evidencing such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as hereinafter defined) on or prior to the Expiration Date (as hereinafter defined), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer.

    Please note the following:

        1. The tender price is $32.00 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the terms and conditions set forth in the Offer.

        2.  The Offer is being made for 22,562,135 Shares.

        3. The Board of Directors of the Company has approved and found advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and recommends that stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

        4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on November 25, 1998, unless the Offer is extended (the "Expiration Date").

        5. The Offer is conditioned upon, among other things, there having been validly tendered and not withdrawn on or prior to the Expiration Date at least a majority of the Shares then outstanding on a fully diluted basis. The Offer is also subject to a financing contingency and to the satisfaction of certain other terms and conditions contained in the Offer to Purchase. See the Introduction and Sections 1 and 14 of the Offer to Purchase.

        6. Upon the terms and subject to the conditions of the Offer, if more than 22,562,135 Shares are validly tendered on or prior to the Expiration Date and not withdrawn, Shares so tendered and not withdrawn will be accepted for payment on a pro rata basis, as described in the Offer to Purchase.

        7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer or other similar taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

        8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company (the "Depositary") of (a) Share Certificates or, in the case of book-entry delivery of Shares, timely confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company pursuant to the procedures set forth in Section 3 of the Offer to Purchase,
    (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery and (c) any other documents required by the Letter of Transmittal.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by BT Wolfensohn, the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                       22,562,135 SHARES OF COMMON STOCK
                                       OF
                            ESSEX INTERNATIONAL INC.
                                       BY
                             SUT ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                             SUPERIOR TELECOM INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 28, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer by SUT Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of Superior TeleCom Inc., a Delaware corporation, to purchase up to 22,562,135 shares of common stock, par value $0.01 per share (the "Shares"), of Essex International Inc., a corporation organized and existing under the laws of the State of Delaware, at a price of $32.00 per Share, net to the seller in cash (subject to applicable withholding of taxes), without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
Dated: ________________________, 199_
Number of Shares to be Tendered:________________________ Shares*

*Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                   SIGN HERE
          ____________________________________________________________

                           SIGNATURE(S) OF HOLDER(S)

Name(s) of Holder(s):
          ____________________________________________________________

                              PLEASE TYPE OF PRINT
          ____________________________________________________________

                                  ADDRESS(ES)
          ____________________________________________________________

                                  ZIP CODE(S)
          ____________________________________________________________

                       AREA CODE AND TELEPHONE NUMBER(S)
          ____________________________________________________________

              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)